                                                                   EXHIBIT 10.12

                            DATE:   15th June, 2000



                               HAVAS ADVERTISING

                      HAVAS ADVERTISING INTERNATIONAL SA

                             HAS ACQUISITION CORP.

                            EWDB NORTH AMERICA INC.

                                  EVELINK PLC

                                 as Guarantors



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                   as Agent



           ________________________________________________________

                            GUARANTEE AND INDEMNITY
       in relation to a US$400,000,000 Multicurrency Term Loan Facility

           ________________________________________________________



                               Slaughter and May

                             35 Basinghall Street

                               London  EC2V 5DB

                                    RS/RCYS

                                  CC003698004

                                   CONTENTS

Clause                                                                     Page
------                                                                     ----
    1.  INTERPRETATION                                                       1

    2.  GUARANTEE                                                            3

    3.  GUARANTOR'S INDEMNITY                                                6

    4.  WITHHOLDINGS                                                         7

    5.  TAXES ETC ON A LENDER                                                8

    6.  PAYMENTS                                                             8

    7.  LATE PAYMENT                                                        10

    8.  EVIDENCE, CERTIFICATES AND DETERMINATIONS                           10

    9.  NOTICES                                                             10

   10.  ASSIGNMENT                                                          11

   11.  COUNTERPARTS                                                        11

   12.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999                        11

   13.  LAW AND JURISDICTION                                                11

                            GUARANTEE AND INDEMNITY
                            -----------------------

DATE:  15th  June, 2000


PARTIES

1. HAVAS ADVERTISING of 84 rue de Villiers, 92683 Levallois-Perret Cedex, France, HAVAS ADVERTISING INTERNATIONAL SA of the same address, HAS ACQUISITION CORP. of Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, U.S.A., EWDB NORTH AMERICA INC. of the same address and EVELINK PLC of 160-161 Drury Lane, London WC2B 5QG, England as guarantors (the "Guarantors")

2. MORGAN GUARANTY TRUST COMPANY OF NEW YORK on its own behalf and on behalf of each of the Lenders and Arrangers (the "Agent")


BACKGROUND
----------

A loan agreement (the "Loan Agreement") was made on 18th May, 2000 between (1) Havas Advertising, Havas Advertising International SA, HAS Acquisition Corp. and EWDB North America Inc. as Borrowers, (2) the Guarantors named in the Loan Agreement, (3) the Lenders named in the Loan Agreement, (4) J.P. Morgan Securities Ltd. and Societe Generale as Arrangers and (5) the Agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers a US$400,000,000 multicurrency 364 day term loan facility.

The Borrowers may not borrow under the Loan Agreement until this Guarantee and Indemnity is executed and delivered.


The parties agree as follows:

1.   INTERPRETATION

1.1  Definitions

     (A) In this agreement unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings respectively when used in this agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

     (B) References to "Borrower" do not include any company as borrower in relation to the Guarantee by that company.

1.2  Interpretation of certain references

     Unless a contrary intention is indicated:

     (A) References to Clauses are to Clauses of this agreement. References to paragraphs are to paragraphs in the same sub-Clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

     (B) References to other documents include those documents as they may be amended. In particular, references to the Loan Agreement are to that document as it may be amended from time to time.

     (C)  References to times are to London time.

     (D)  References to assets are to present and future assets.

     (E)  References to "US$" and "dollars" are to U.S. dollars.

     (F) References to fees or expenses include any value added tax on those fees or expenses.

1.3  Headings

     All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this agreement.

1.4  Calculations

     Interest will be calculated using the following formula:

     I =  D  x R x A
         ---
          Y

     Where:

     I = interest accrued

     D = the number of days in the period for which the interest is to be calculated, including the first day but excluding the last day

     R = the rate of interest expressed as a fraction

     A = the amount on which interest is being calculated

     Y = 360.

     Interest will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest is to be calculated. In this case the interest will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5  Reimbursements

     If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. Save in the case of manifest error, the reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the certificate to the reimbursing party. Where there is an outstanding Termination Event which has not been waived or where a Mandatory Prepayment Event has occurred, payment will instead be due on delivery of this certificate.

2.   GUARANTEE

2.1  Guarantee

     Each Guarantor, jointly and severally, guarantees the due and punctual performance of all obligations of each Borrower under the Loan Agreement. This Guarantee is unconditional and irrevocable.

2.2  Agreement to pay

     Each Guarantor agrees to pay on demand each amount due and payable by each Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

2.3  Limitations

     (A) The obligations of all Guarantors under Clauses 2.1 and 3.1 shall at all times be limited so that none of the Guarantors is required to pay any moneys if such payment would result in a breach of any applicable laws in its jurisdiction by any Guarantor or any of its executive officers or directors.

     (B) Without limiting the foregoing, the obligation, under Clauses 2.1 and 3.1, of each Guarantor incorporated in France shall in any event be limited to US$480,000,000.

2.4  Continuing Guarantee

     This Guarantee is a continuing guarantee. No payment or other settlement will discharge any Guarantor's obligations until the Borrowers' obligations have been discharged in full.

2.5  Other guarantees and Security

     This Guarantee is in addition to, and independent of, any other guarantee or Security.

2.6  Enforcement

     This Guarantee may be enforced before any steps are taken against the Borrowers or under any other guarantee or Security.

2.7  Preservation of rights

     This Guarantee will be discharged only by the receipt of payment in full. It will not be discharged by any other action, omission or fact. The Guarantors' obligations will, therefore, not be affected by any of the following happening:

     (A) The obligations of any Borrower are or become void, invalid, illegal or unenforceable.

     (B)  There is any change, waiver or release of any Borrower's obligations.

     (C)  Any concession or time is given to any Borrower.

     (D)  Any Borrower is wound up or reorganised.

     (E) There is any change in the condition, nature or status of any Borrower.

     (F) Any of the above events occur in relation to another Guarantor or provider of Security or the obligations of that Guarantor or provider.

     (G) There is any failure to take, retain or enforce any other guarantee or Security.

     (H) Any circumstances affect or prevent recovery of amounts due by any Borrower.

     (I)  Any other matter exists which might discharge any Guarantor.

     Any receipt from any person other than the Guarantor will reduce the outstanding balance only to the extent of the amount received.

2.8  Representations of the Guarantors

     Each Guarantor confirms that it does not have the benefit of any Security in respect of this Guarantee or the Indemnity in Clause 3.

2.9  Covenants of the Guarantors

     Each Guarantor agrees as follows:

     (A) Security: It will not have the benefit of any Security in respect of this Guarantee or the Indemnity in Clause 3. If, in breach of this paragraph, a Guarantor at any time has the benefit of any Security, it will hold that Security on trust for the Agent, the Lenders and the Arrangers

     (B) Exercise of rights: It will not at any time when any amount is due to be paid under this Guarantee or the Indemnity in Clause 3 but has not been paid:

          (i) take the benefit of any right against any Borrower or any other person in respect of amounts paid under this Guarantee or the Indemnity in Clause 3; or

          (ii) claim or exercise against any Borrower any right to any payment (whether or not in connection with the Loan Agreement), except, in either case, to the extent necessary to preserve the claim.

     (C) Competing proof: An Instructing Group may request it to submit a proof for amounts due to it by any Borrower or any other Guarantor. It agrees to submit a proof promptly in accordance with this request. All amounts received in respect of this proof will at any time when any amount is due to be paid under this Guarantee or the Indemnity in Clause 3 but has not been paid be held by it on trust for the Agent, the Lenders and the Arrangers.

     The obligations in this sub-Clause will cease to have effect when the Facility has ceased to be available and there are no amounts of the Loan outstanding.

2.10 Suspense account

     Any amount received under this Guarantee or in connection with amounts due by any Borrower may be placed on suspense account. Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from any Borrower and any other Guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time. The Agent or Lender must use amounts in the suspense account to repay the Loan if there is enough to repay all the Loan. Any surplus in the suspense account after discharge of all obligations of all Obligors under the Loan Agreement will immediately be paid by the account holder to the Parent.

2.11 Discharge conditional

     Any settlement with, or discharge of, each Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender, Arranger and the Agent for the value of the payment or guarantee which is set aside, invalidated or reduced.

2.12 Principal debtor

     In addition to the Guarantor's obligations as Guarantor, each Guarantor agrees to pay any amount which is not recoverable from that Guarantor as a Guarantor. Any amount due under this sub-Clause will be recoverable from any Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor.

3.   GUARANTOR'S INDEMNITY

3.1  Indemnity

     Each Guarantor agrees that if any Borrower fails to make a payment expressed to be due under the terms of the Loan Agreement on its due date it will reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. It also agrees to reimburse each Lender, Arranger and the Agent for all losses and expenses arising from any obligations of any Borrower being or becoming void, invalid, illegal or unenforceable. Clause 2.3 applies to this indemnity.

3.2  Amount of loss

     For the purposes of this Clause a Lender, Arranger and the Agent will be treated as having suffered a loss equal to the amount which is expressed as being due to it by any Borrower and unpaid. If this treatment is incorrect the Lender, Arranger or the Agent will produce evidence of its loss.

4.   WITHHOLDINGS

     (A) Withholdings and deductions: This sub-Clause applies if a Guarantor is required by law to make a payment under this Guarantee and Indemnity net of a withholding or deduction. It also applies if the Agent is required by law to make a payment to a Lender or an Arranger under this Guarantee and Indemnity net of a withholding or deduction.

     (B) Notice: Each Guarantor agrees to notify the Agent if it becomes aware that this sub-Clause applies. The Agent agrees to notify the

          Guarantors, the Lenders and the Arrangers if it becomes aware that this sub-Clause applies to any payments to be made by it.

     (C) Grossing up: Each Guarantor agrees to increase the amount of any payment which is subject to a withholding or deduction. This applies both where the withholding or deduction is required on the payment by the Guarantor itself and where it is required on the payment by the Agent to the Lenders or the Arrangers. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction. In the case of a payment by a Guarantor which is incorporated in France to or for the account of a Lender, this paragraph (C) will only apply if that Lender is a Qualifying Bank.

     (D) Payment of tax: Each Guarantor agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be issued, the Guarantors agree to deliver this to the Agent as soon as practicable.

     (E)  Tax credits:  This paragraph applies if:

          (i) any Guarantor pays an additional amount under this sub-Clause (a "Tax Payment");

          (ii) a Lender or Arranger effectively obtains a refund of tax, or obtains and uses a credit against tax, by reason of the Tax Payment or the withholding or deduction that gave rise to the Tax Payment (a "Tax Credit"); and

          (iii) that Lender or Arranger is able to identify the Tax Credit as being attributable to the Tax Payment or such withholding or deduction.

          In this case the Lender or Arranger agrees to reimburse to the Guarantor the amount that the Lender or Arranger reasonably determines in good faith to be the proportion of the Tax Credit which will leave the Lender or Arranger (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Each Lender and Arranger will be entitled to arrange its tax affairs in whatever manner it thinks fit. No Lender or Arranger is obliged to disclose any information regarding its tax affairs or computations to any Guarantor.

5.   TAXES ETC ON A LENDER

     This sub-Clause applies if any Lender, Arranger or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under this Guarantee and Indemnity. The Guarantors agree to reimburse that Lender, Arranger or the Agent for that liability. This sub-Clause does not however apply where the liability is for tax on the net income of a Lender, Arranger or the Agent which is imposed by the jurisdiction in which its principal office or the office through which it is acting for the purpose of this Guarantee and Indemnity is situated.

6.   PAYMENTS

6.1  Method and timing of payments

     All payments under this Guarantee and Indemnity must be made in immediately available and freely transferable funds. Each payment must be for value on the due date.

6.2  Payments through the Agent

     (A) Normal arrangements: All payments under this Guarantee and Indemnity will be made through the Agent. Each dollar payment will be made to the account of the Agent with Morgan Guaranty Trust Company of New York, New York, Account Name "MGT NY-Del" (SWIFT MGTCUS33EOD), account number 001 39 968, Attention: European Operations Group. Each non-dollar payment will be made to an account of the Agent. The details of this account will be notified to the payer by the Agent. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

     (B) Alternative arrangements: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender or Arranger in accordance with paragraph (A), it agrees to notify the Guarantors and that Lender or Arranger. In this case the Guarantors and that Lender or Arranger may agree alternative arrangements for payments to be made to that Lender or Arranger. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender or Arranger agrees to provide notice of the arrangements to the Agent and that Lender will notify the Agent of payments in accordance with Clause
          14.1 of the Loan Agreement.

6.3  Payments to the Lenders and Arrangers

     Each payment by the Agent to a Lender or Arranger will be made to the account of that Lender or Arranger notified to the Agent for this purpose.

6.4  Change of account

     A Lender or Arranger may change any of its receiving accounts by not less than five Business Days' notice to the Agent. The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Guarantors, the Lenders and the Arrangers.

6.5  Refunding of payments by the Agent

     This sub-Clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-Clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

6.6  Non-Business Days

     If a payment would be due on a non-Business Day the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that payment obligation will be brought forward to the previous Business Day.

     Interest will be adjusted accordingly.

6.7  Payment in full

     All payments by the Guarantors will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 4 applies.

6.8  Set-off

     If a Guarantor owes money under this Guarantee and Indemnity the person to whom it is owed may set off this obligation against any moneys owed by that party to that Guarantor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-Clause applies only if there is an outstanding Termination Event or if a Mandatory Prepayment Event has occurred. Where amounts are in different currencies the person to whom money is owed under this Guarantee and Indemnity may convert amounts into the same currency using the then current exchange rate. If a Lender or Arranger sets off an obligation under this Guarantee and Indemnity, that Lender or Arranger agrees to notify the Agent promptly. The notice will provide details of the amount set off.

7.   LATE PAYMENT

7.1  Default interest

     The Guarantors agree to pay interest on all amounts unpaid under a this Guarantee and Indemnity after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 2% plus LIBOR (or, as the case may be, EURIBOR) for that period plus the Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-Clause both before and after judgment.

7.2  Indemnity

     If the Guarantors fail to make a payment on the due date the Guarantors agree to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 7.1. The person claiming reimbursement will take reasonable steps to minimise the losses or expenses it so incurs.

8.   EVIDENCE, CERTIFICATES AND DETERMINATIONS

8.1  Evidence of debt

     The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facility. Details of amounts outstanding recorded in this account will be evidence of each Borrower's obligations unless there is shown to be an error.

8.2  Certificates and determinations

     Any certificate or determination relating to this Guarantee and Indemnity must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender, Arranger or the Agent will be conclusive unless there is an obvious error.

9.   NOTICES

9.1  Nature of notices

     No notice delivered under this Guarantee and Indemnity may be withdrawn or revoked. Each notice delivered by a Guarantor must be unconditional. It must also be signed by an Authorised Person.

9.2  Delivery of notices

     A notice under this Guarantee and Indemnity will be effective only if it is in writing and is received. Faxes are permitted.

9.3  Notices through the Agent

     Each notice from a Guarantor, Lender or Arranger will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

9.4  Address details

     Notices will be delivered to the address of the intended recipient as set out on the execution page. A Guarantor, Lender or Arranger may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrower's Agent, Lenders and Arrangers.

10.  ASSIGNMENT

     A Lender may assign in whole or in part its rights under this Guarantee and Indemnity to any person to whom it assigns or novates the whole or part of its interest in the Facility.

11.  COUNTERPARTS

     There may be several signed copies of this Guarantee and Indemnity. There is intended to be a single instrument and each signed copy is a counterpart of that instrument.

12.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

     The parties to this Guarantee and Indemnity do not intend that any term of this Guarantee and Indemnity should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Guarantee and Indemnity.

13.  LAW AND JURISDICTION

13.1 Law

     This Guarantee and Indemnity is to be governed by and construed in accordance with English law.

13.2 Jurisdiction

     The courts of England and any New York State Court or U.S. Federal Court, in either case sitting in the City and County of New York (the "New York Courts") are to have jurisdiction to settle any disputes in connection with this Guarantee and Indemnity. This submission is irrevocable and is for the exclusive benefit of the Lenders, the Arrangers and the Agent. It does not prevent proceedings being commenced by any Lender, the Arrangers or the Agent in the courts of any other country or, subject to applicable law, in the courts of more than one country at the same time. The Guarantors also irrevocably waive to the extent applicable, any privilege under Articles 14 and 15 of the French Civil Code and any objection on the ground of forum
                                                                        -----
     non conveniens or on any other ground, to proceedings in the courts of
     --------------
     England or New York Courts. They also irrevocably agree that a judgment which is final (and the time within which any appeal may be made has expired) obtained in any proceedings brought in the courts of England and New York will be conclusive and binding on them and may be enforced in any other court.

13.3 Guarantors' agent for the service of process

     The Guarantors irrevocably appoint Evelink PLC of 160-161 Drury Lane, London WC2B 5QG, to be their agent for the service of process in England. Any documentation in connection with proceedings in the courts of England may be delivered to this agent and in that case will be treated as delivered to the relevant Guarantor. The Guarantors agree that, in the case of proceedings before the New York Courts, any writ or other notice of process shall be sufficiently served on the Guarantors or any of them if a copy of it is mailed by registered or certified mail (air mail, if overseas), postage prepaid, return receipt requested, to the address for the time being for the service of notices on the Guarantors under Clause
     9.4. Any documentation in connection with proceedings in the New York Courts shall be mailed, as described above, and in each case will be treated as delivered to the Guarantors or the relevant Guarantor(s).

                              EXECUTION AS A DEED


Guarantors

HAVAS ADVERTISING                              )
Executed as a deed by HAVAS ADVERTISING        )
acting by JACQUES HERAIL who in accordance     )
with the laws of the territory in which
HAVAS ADVERTISING is incorporated is acting    )
under the authority of HAVAS ADVERTISING       )

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81

Attention: Alain Camon




HAVAS ADVERTISING INTERNATIONAL SA             )
Executed as a deed by HAVAS ADVERTISING        )
 INTERNATIONAL SA acting by JACQUES HERAIL     )
 who in accordance with the laws of the        )
 territory in which HAVAS ADVERTISING
 INTERNATIONAL SA is incorporated is acting    )
 under the authority of HAVAS ADVERTISING      )
 INTERNATIONAL SA                              )
                                               )
Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81)

Attention:  Alain Camon

HAS ACQUISITION CORP.                          )

Executed as a deed by HAS ACQUISITION CORP.    )
acting by JACQUES HERAIL who in accordance     )
with the laws of the territory in which HAS    )
ACQUISITION CORP. is incorporated is acting    )
under the authority of HAS ACQUISITION CORP.   )

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81)

Attention:  Alain Camon



EWDB NORTH AMERICA INC.                        )

Executed as a deed by EWDB NORTH AMERICA       )
INC. acting by JACQUES HERAIL who in           )
accordance with the laws of the territory      )
in which EWDB NORTH AMERICA INC. is
incorporated is acting under the authority     )
of EWDB NORTH AMERICA INC.                     )

Address:  84 rue de Villiers, 92683
Levallois-Perret Cedex, France

Fax Number:  + 33 (0) 1 41 34 30 81)

Attention:  Alain Camon

EVELINK PLC                                    )           /s/ Jacques Herail
Executed as a deed by EVELINK PLC acting by    )           ---------------------
two directors                                  )           Director
                                               )
                                                           /s/ Alain Camon
Address:  84 rue de Villiers, 92683                        ---------------------
Levallois-Perret Cedex, France                             Director

Fax Number:  + 33 (0) 1 41 34 30 81)

Attention:  Alain Camon


Agent

MORGAN GUARANTY TRUST                          )
COMPANY OF NEW YORK                            )
Executed as a deed by MORGAN GUARANTY TRUST    )
COMPANY OF NEW YORK acting by ARTURO           )
MIRANDA who in accordance with the laws of     )
the territory in which MORGAN GUARANTY         )
TRUST COMPANY OF NEW YORK is incorporated is acting under the authority of MORGAN
GUARANTY TRUST COMPANY OF NEW YORK

Address:  60 Victoria Embankment, London       )
EC4Y OJP

Fax Number:  0207 325 8190)

Attention:  Loans Capital Markets Middle
Office





CC003698004